UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2009

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

       Delaware

   000-30368

22-3489463

(State of Incorporation)  (Commission File No.)  (I.R.S. Employer ID Number)

4058 Histead Way, Evergreen, Colorado 80439

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number (303) 670-7378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors.

On December 10, 2009, Steven R. Davis accepted the nomination from the Company’s Board of Directors to become a member of its Board. Mr. Davis has been the Company’s President and Chief Executive Officer since September 15, 2005. The Company has not determined whether Mr. Davis will be member of any committee of the Board of Directors.

There are no arrangements or understandings between Mr. Davis and any other persons, pursuant to which such director was selected as a director.  There are no transactions since May 31, 2009 nor are any transactions pending involving the Company and Mr. Davis (or any related parties) in amount exceeding $120,000.

Mr. Davis was granted stock options to acquire 300,000 shares of common stock of the Company each at an exercise price of $0.05, all of which have been vested. The options expire five years from the date of grant (December 10, 2009). These options replaced options previously held by Mr. Davis in the same amount but with an exercise price of $0.17 per share.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Myron Goldstein

December 14, 2009

Myron Goldstein

Chairman

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